Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2026, with respect to the financial statements of Pelican Acquisition Corporation for the year ended January 31, 2026, included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

Morristown, NJ

June 11, 2026